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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-74800 and 333-23587 of Hawthorne Financial Corporation on Form S-8 of our report dated January 30, 1998 (October 30, 1998 as to Note S, which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note S), appearing in this Annual Report on Form 10-K of Hawthorne Financial Corporation for the year ended December 31, 1997.





/s/  DELOITTE & TOUCHE LLP


October 30, 1998
Los Angeles, California